BIOSPHERE MEDICAL LOGO

BIOSPHERE MEDICAL VOLUNTARILY RECALLS HEPASPHERE™ MICROSPHERES
TO CORRECT PACKAGE DEFECT

ROCKLAND, MA—March 13, 2006—BioSphere Medical, Inc. (NASDAQ: BSMD) announced today that it has instituted a voluntary recall of its HepaSphere™ Microspheres in Europe and Japan to correct a packaging defect that the Company identified while conducting aging studies routinely performed on all its product packaging. HepaSphere Microspheres began shipping in late 2005.

HepaSphere Microspheres are contained in a prefilled vial that is in turn packaged inside a paper pouch. The Company determined that a defect in the paper pouch may compromise the sterility of the outside of the vial. If the sterility of the outside of the vial is not maintained, there is the risk that a physician's hands can become contaminated when handling the vial. Said Gary Saxton, the Company's Executive Vice President and COO, "This is strictly a packaging issue, not a product performance issue. We will correct the package defect as soon as possible to ensure that our HepaSphere Microspheres meet the highest standards of quality."

The Company is not aware of any adverse events resulting from the defects in the paper packaging. Sales of HepaSphere Microspheres outside of the United States are expected to resume once a new packaging design is produced and validated. The Company anticipates that only a limited number of customers and distributors will be impacted by the recall. This action is not expected to have a material adverse impact on the Company's operating results, and the Company does not believe that it will have an adverse effect on the status of any of the Company's pending U.S. or foreign regulatory submissions for its products and products under development.

About BioSphere Medical, Inc.

BioSphere Medical, Inc., a medical device company based in Rockland, Massachusetts, seeks to pioneer and commercialize minimally invasive diagnostic and therapeutic applications based on proprietary bioengineered microsphere technology. The Company's core technologies, patented bioengineered polymers and manufacturing methods, are used to produce microscopic spherical materials with unique beneficial properties for a variety of medical applications. BioSphere's principal focus is the treatment of symptomatic uterine fibroids using a procedure called uterine fibroid embolization, or UFE. The Company's products continue to gain acceptance in this rapidly emerging procedure as well as in a number of other new and established medical treatments.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected impact of the HepaSphere Microsphere recall on the Company's operating results and regulatory submissions. The Company uses words such as "believes," "may," "anticipates," "estimates," "should," "intend," and similar expressions to identify these forward-looking statements. There are a number of important factors that may affect the Company's actual performance and results and the accuracy of its forward-looking statements, many of which are beyond the Company's control and are difficult to predict. These important factors include, without limitation, risks relating to the failure of the Company to promptly correct the defect with respect to its HepaSphere Microsphere packaging and recommence sales of the product in European Union and Japan; unanticipated costs, expenses and delays with respect to such recall; reputational harm and a decrease in market acceptance of its products as a result of this recall; as well as other important risks and uncertainties described in the section "Factors That May Affect Future Results" in the Company's Annual Report or Form 10-K for the period ending December 31, 2004, and Form 10-Q for the period ending September 30, 2005, and other filings that the Company makes with the SEC. The forward-looking statements in this press release are made as of the date of this press release and the Company disclaims any obligation to update these forward-looking statements as a result of changed events, circumstances or otherwise.

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CONTACT:	OR-	INVESTOR RELATIONS CONTACT:
BioSphere Medical, Inc.		The Equity Group Inc.
Martin Joyce		Maura Gedid (212) 836-9605
Executive Vice President,		Devin Sullivan (212) 836-9608
Chief Financial Officer
(781) 681-7925